UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2011

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington D.C.		20036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On August 12, 2011, the Federal Agricultural Mortgage Corporation (“Farmer Mac”) entered into an Amended and Restated Master Sale and Servicing Agreement (the “Amendment”) with the National Rural Utilities Cooperative Finance Corporation (“CFC”), which has a “related party” relationship with Farmer Mac as the result of CFC’s ownership of Farmer Mac common stock.  The Amendment was entered into to enhance the information available to Farmer Mac, to streamline certain reporting obligations for CFC, and to provide additional eligibility criteria and reporting obligations for certain qualified loans purchased by Farmer Mac.

CFC is the second-largest owner of Farmer Mac’s Class A voting common stock, and is named as a holder of more than 5% of Farmer Mac’s Class A voting common stock in Farmer Mac’s Proxy Statement filed with the SEC on April 27, 2011.  The Amendment was entered into on an arms-length basis in the ordinary course of business, with terms and conditions comparable to those available to other program participants that do not have a related party relationship with Farmer Mac.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:	/s/ Jerome G. Oslick
Name:	Jerome G. Oslick
Title:	Senior Vice President – General Counsel

Dated:           August 18, 2011